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                                                                   Exhibit 10.4


                               SECURITY AGREEMENT

         This SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of May 5, 2005, by and between TRIMEDIA ENTERTAINMENT GROUP, INC., a Delaware corporation (the "Debtor"), and IL RESOURCES, LLC, a Delaware limited liability company (the "Secured Party").

                                   WITNESSETH:

         WHEREAS, the Secured Party has loaned $1,590,000 to the Debtor pursuant to that certain served Convertible Promissory Note dated the date hereof (the "Note");

         WHEREAS, the proceeds of the Note will be loaned to the Debtor pursuant to the terms of the Securities Purchase Agreement (the "Purchase Agreement") dated the date hereof, by and between the Secured Party and the Debtor;

         WHEREAS, as security for the payment of the Note, the Secured Party has requested that the Debtor grant it a security interest in substantially all of its assets;

         WHEREAS, capitalized terms used herein without being defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Creation of Security Interest. The Debtor hereby grants to the Secured Party a lien and security interest in and to the property hereinafter described, whether now owned or hereafter acquired or arising and wherever located ("Collateral"):

            All tangible and intangible personal property of the Debtor, including but not limited to:

            (a) all receipts, revenues, income and other moneys at any time received or receivable by the Debtor (including but not limited to, any receipts, revenues, income and other moneys at any time received or receivable by the Debtor which are received or derived from any assets of the Debtor, including but not limited to, all pledges relating to the Project or any of the Funds created under and subject to the provisions of the Indenture) and all rights to receive the same, whether in the form of (a) accounts, (b) chattel paper, (c) instruments, (d) general intangibles, (e) documents, (f) contract rights, (g) Investments or (h) other rights, and, in each and every case, the proceeds (cash and non-cash) thereof (as those teams are defined in Article 9 of the Pennsylvania Uniform Commercial Code, as such code may be amended, supplemented or restated from time to time), and any insurance thereon, whether now existing or hereafter coming into existence and whether now owned or held or hereafter acquired by the Debtor; provided, however, that there shall be excluded from the foregoing gifts, grants, bequests, donations and contributions made, restricted at the time of making thereof by the donor or maker as being for certain specified purposes inconsistent with the application thereof to the payment of amounts due under this Security Agreement, or not subject to pledge, and the income derived therefrom to the extent required by such restriction;


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            (b) all inventory, whether raw materials, work-in-process, finished goods, parts or supplies or otherwise: all goods, merchandise and other property held for sale or lease or to be furnished under any contract of service; all documents of title covering any goods which are or are to become inventory and any such goods which are leased or consigned to others and all returned, reclaimed or repossessed goods sold, consigned, leased or otherwise furnished by the Debtor to others ("Inventory");

            (c) all leases and rental agreements for personal property between the Debtor as lessor (whether by origination or derivation) and any and all persons or parties as lessee(s), and all rentals, purchase option amounts; and other sums due thereunder; and all inventory, equipment, goods and property subject to such leases and rental agreements and all accessions, parts and tools attached thereto or used therewith and all of the Debtor's residual or reversionary rights therein;

            (d) all machinery, equipment, furniture, fixtures, tools, motor vehicles, and all accessories, parts and equipment now or hereafter attached thereto or used in connection therewith, whether or not the same shall be deemed affixed to real property, and all other tangible personal property ("Equipment");

            (e) all general intangibles, which term shall have the meaning given to it in the Pennsylvania Uniform Commercial Code and shall additionally include but not be limited to all tax refunds, patents, trademarks, service marks, tradenames, copyrights and other intellectual property and proprietary rights:

            (f) all the property listed on any Schedule of Collateral attached to this Security Agreement and any other such schedule hereafter made a schedule to this Agreement;

            (g) all additions, replacements, attachments, accretions, accessions, components and substitutions to or for any Inventory or Equipment;

            (h) all property of the Debtor, including without limitation, monies, securities, instruments, interest rate agreements, chattel paper and documents, which at any time the Secured Party shall have or have the right to have in its possession, or which is in transit to it (pursuant to the terms of a letter of credit or otherwise) and, independent of and in addition to the Secured Party's rights of setoff (which the Debtor acknowledges), the balance of any account or any amount which may be owing from time to time by the Secured Party to the Debtor;

            (i) all books and records evidencing or relating to the foregoing, including, without limitation, billing records of every kind and description, customer lists, data storage and processing media, software and related material, including computer programs, computer tapes, cards, disks and printouts, and including any of the foregoing which are in the possession of any affiliate or any computer service bureau;

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            (j) all proceeds, which term shall have the meaning given to it in the Pennsylvania Uniform Commercial Code and shall additionally include but not be limited to, whatever is received upon the use, lease, sale, exchange, collection or other utilization or any disposition of any of the collateral described in subparagraphs (a) through (i) above, whether cash or noncash, and including without limitation, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment, inventory and insurance proceeds; and all such proceeds of the foregoing ("Proceeds").

         Section 2. Secured Obligations. This Security Agreement is executed, delivered and given by the Debtor as security for the prompt payment, performance, satisfaction and discharge of the following obligations of the Debtor ("Obligations"):

            (a) The payment, repayment and reimbursement to Secured Party or its assigns of (i) all sums now or in the future advanced or coming due or required to be paid under the Note whether for principal, interest, fees, costs, charges, expenses, or other amounts owing under the Note; whether such advances are voluntary or obligatory; whether such obligations presently exist or come into existence at some future time; and whether such advances, costs and expenses were made or incurred at the request of the Debtor; and (ii) all sums which may hereafter be lent to the Debtor by the Secured Party when evidenced by a promissory note or other obligation reciting that said note or obligation is intended to be secured by this Security Agreement; and

            (b) The performance of all of the terms, covenants, conditions, agreements, obligations and liabilities of the Debtor or any other obligor or guarantor under (i) the Purchase Agreement and any other document now or hereafter given to evidence, secure or facilitate the payment and performance of any of the Obligations; (ii) all extensions, renewals, replacements or modifications of, or amendments or additions to any of the foregoing; and (iii) any note, document or instrument now or hereafter evidencing an obligation of the Debtor to the Secured Party which recites that it is intended to be secured by this the Security Agreement (all of the foregoing being collectively referred to in this the Security Agreement as the "Financing Documents"). The Debtor shall pay and perform the Obligations required in accordance with the provisions of the Financing Documents; and

            (c) To reimburse the Secured Party, on demand, for all of the Secured Party's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of any of the Financing Documents.

         Section 3. Representations and Warranties. The Debtor, as of the date hereof and at the time of each advance or extension of credit under the Letter of Credit or any Operative Document, represents and warrants as follows:


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            3.01 Good Title to Collateral. The Debtor has (subject to any lease for such collateral and the Indenture) good title to the Collateral and the Indenture free and clear of all liens and encumbrances other than the security interests granted to the Secured Party hereunder and those liens and encumbrances set forth in the Financing Documents.

            3.02 Location of Books and Records. The locations of the offices where the Debtor maintains its books and records concerning the Collateral are as set forth in Exhibit A or at the locations hereafter disclosed to the Secured Party pursuant to Section 5.10 hereof.

            3.03 Chief Executive Office. The chief executive offices of the Debtor are at the address set forth in Exhibit A or at the locations hereafter disclosed to the Secured Party pursuant to Section 5.10 hereof.

            3.04 Other Representations. Except as otherwise disclosed to Secured Party in writing each representation, warranty or other statement by the Debtor in any of the Financing Documents is true and correct and states all material facts necessary to make it not misleading.

         Section 4. Collection, Disposition and Use of Collateral.

            4.01 Inventory. So long as there has been no Default hereunder, which is continuing the Debtor shall be permitted to process and sell its Inventory, but only to the extent that such processing and sale are conducted in the ordinary course of the Debtor's business.

            4.02 Equipment. So long as there has been no Default hereunder which is then continuing, the Debtor shall be permitted to use its Equipment in the ordinary course of its business. No sale, lease or other disposition of any item of equipment shall be permitted, except in accordance with such terms and conditions as the Secured Party shall have expressly approved in writing and except for the sale or other disposition of obsolete Equipment which is no longer used or useful in the Debtor's business or otherwise will not hare a material adverse effect on the Debtor's business or the Project.

         Section 5. Covenants and Agreements of the Debtor.

            5.01 Maintenance and Inspection of Books and Records. The Debtor shall maintain complete and accurate books and records and shall make all necessary entries therein to reflect the costs, values and locations of its Inventory and Equipment and the transactions and documents giving rise to its Accounts and all payments, credits and adjustments thereto. The Debtor shall keep the Secured Party fully informed as to the location of all such books and records and following the occurrence and during the continuance of a Default shall permit the Secured Party and its authorized agents to have upon at least 24 hours prior notice full, complete and unrestricted access thereto at any reasonable time and at Secured Party's sole cost and expense to inspect, audit and make copies of all books and records, data storage and processing media, software, printouts, journals, orders, receipts, invoices, correspondence and other documents and written or printed matter related to any of the Collateral, subject to execution of a mutually acceptable confidentiality agreement. The Secured Party's rights hereunder shall be enforceable at law or in equity, and the Debtor consents to the entry of judicial orders or injunctions enforcing specific performance of such obligations hereunder.


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            5.02 Confirmation of Accounts. The Debtor agrees that the Secured
Party shall at all times following the occurrence and during the continuance of a Default have the right to reasonably confirm orders and to verify any or all of the Debtor's Accounts in the Secured Party's name, or in any fictitious name used by the Secured Party for verifications, or through any public accountants.

            5.03 Delivery of Accounts Documentation. Following the occurrence and during the continuance of a Default, at such intervals as the Secured Party shall require, the Debtor shall deliver to the Secured Party copies of purchase orders, invoices, contracts, shipping and delivery receipts and any other document or instrument which evidences or gives rise to an Account.

            5.04 Physical Inspection of Inventory and Equipment. The Debtor shall permit the Secured Party and its authorized agents to inspect any or all of the Debtor's Inventory and Equipment at all reasonable times and upon 24 hours prior notice.

            5.05 Notice of the Secured Party's Interests. If requested by the Secured Party, the Debtor shall give notice of the Secured Party's security interests in the Collateral to any third person with whom the Debtor has any actual or prospective contractual relationship or other business dealings.

            5.06 Delivery of Certain Accounts and Documents to the Secured Party. At the request of the Secured Party, the Debtor shall deliver any instrument or chattel paper representing an Account to the Secured Party and shall execute any form of collateral assignment evidencing the security interest granted hereunder requested by the Secured Party with respect thereto.

            5.07 Insurance of Collateral. The Debtor shall keep its Inventory and Equipment insured against such perils, in such amounts and with such insurance companies as the Secured Party may require. All insurance policies shall name the Secured Party as lender loss payee and shall provide for not less than thirty (30) days' advance notice in writing to the Secured Party of any cancellation thereof. The Secured Party shall have the right (but shall be under no obligation following Debtor's failure to pay any insurance premium when due) to pay any of the premiums on such insurance. Any premiums paid by the Secured Party shall, if the Secured Party so elects, be considered an advance at the highest rate of interest provided in the Financing Documents and all such accrued interest shall be payable on demand. Any credit insurance covering Accounts shall name the Secured Party as loss payee. The Debtor expressly authorizes its insurance carvers subject to the provisions of the Mortgage to pay proceeds of all insurance policies covering any or all of the Collateral directly to the Secured Party.

            5.08 New Locations of Collateral and Books and Records. The Debtor shall give the Secured Party thirty (30) days prior written notice of any change in the location of its chief executive office, of any new or additional address where its books and records concerning the Collateral are located and of any new locations of Inventory or Equipment not specified in Sections 3.02, 3.03 or 3.04 of this Security Agreement


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            5.09 Perfection of the Secured Parts Interests. The Debtor agrees to cooperate and join, at its expense, with the Secured Party in taking such steps as are necessary, in the Secured Party's reasonable judgment, to perfect or continue the perfected status of the security interests granted hereunder, including without limitation, the execution and delivery of any financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to the Secured Party, the obtaining of landlords' and mortgagees' waivers required by the Secured Party, the notation of encumbrances in favor of the Secured Party on certificates of title, and the execution and filing of any collateral assignments and any other instruments requested by the Secured Party to perfect its security interest in any and all of the Debtor's patents, trademarks, service marks, tradenames, copyrights and other general intangibles.

            5.10 Maintenance of Inventory and Equipment. The Debtor shall care for and preserve the Inventory and Equipment in good condition and repair, and will pay the cost of all required replacement parts, repairs to and maintenance of the Equipment. The Debtor will keep complete and accurate maintenance records with respect to its Equipment.

            5.11 Notification of Adverse Change in Collateral. The Debtor agrees immediately it becomes aware of it to notify the Secured Party if any event occurs or is discovered which would cause any material diminution in the value of any significant item or type of Collateral.

            5.12 Reimbursement and Indemnification.

                (a) The Debtor agrees to reimburse the Secured Party on demand for reasonable out-of-pocket expenses incurred in connection with the Secured Party's exercise of its rights under this Security Agreement.

                (b) Debtor, for itself and its successors (collectively, "Indemnifying Party") agrees to indemnify and to hold harmless and upon request defend Secured Party and Secured Party's agents, and their respective successors, personal representatives, heirs and assigns (each, an "Indemnified Party" and collectively, "Indemnified Parties") of and from any and all liability, loss, damage, cost or expense (including without limitation attorneys fees and litigation costs) which any one or more Indemnified Parties may or might incur in connection with this Security Agreement or any Collateral, except solely to the extent that such liability, loss or damages is proximately and primarily caused by the willful misconduct or gross negligence of any Indemnified Party, or by any action or omission of any Indemnified Party that either violates applicable law or breaches an express contractual obligation of Secured Party to Indemnifying Party. Indemnifying Party shall have no right to settle any claim without the consent of the Indemnified Parties, which consent shall not be unreasonably withheld so long as such settlement will not (a) result in any material loss to the Indemnified Party which is not indemnified by Indemnifying Party, or (b) have any other materially adverse effect on the Indemnified Party. Secured Party agrees to act reasonably in giving Indemnifying Party notice of any claim that is subject to indemnification under this Agreement. This indemnification agreement is specifically excepted from any limitation of liability provision contained in this or any of the other Operative Documents. The provisions of this indemnification shall survive the modification and termination of this Agreement.


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         Section 6. Authorizations to Secured Party. The Debtor hereby irrevocably authorizes the Secured Party and its agents to do, at the Secured Parry's option, and at the Debtor's expense and liability, in the name of Debtor or Secured Party or both, or otherwise, all acts and things which the Secured Party may deem necessary or desirable to effectuate its rights under this Security Agreement, including without limitation, (a) file financing statements and otherwise perfect any security interest granted hereby, (b) upon the occurrence of, and during the continuance of, a Default hereunder, correspond and negotiate directly with insurance carriers, (c) upon the occurrence of a Default hereunder, receive, open and dispose of in any reasonable manner all mail addressed to the Debtor and notify Postal Service authorities to change the address for mail addressed to the Debtor to an address designated by the Secured Parry, (d) upon the occurrence of a Default hereunder, communicate with account debtors and other third parties for the purpose of protecting or preserving the Collateral, and (e) upon the occurrence of a Default hereunder, in the Debtor's or the Secured Party's name, to demand, collect, receive, and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue or dismiss, with or without prejudice, any suit or proceeding respecting any of the Collateral. Secured Party and its agents shall be entitled to take such actions considering Secured Party's interests and not Debtor's. The provisions of this paragraph are not intended to be subject to the provisions of the Pennsylvania Probate, Estates and Fiduciaries Code, 20 Pa. C. S. Section 5601, et seq.

         Section 7. Default. The occurrence of any one or more of the following shall be a default ("Default") hereunder:

               7.01 Default Under Financing Documents. The occurrence of an Event of Default taking into account all applicable notice and cure periods under the Note or Purchase Agreement.

               7.02 Failure to Observe Covenants. The failure of the Debtor to keep, observe or perform any provisions of this Security Agreement, which failure is not cured and remedied within thirty (30) days after notice thereof is given to the Debtor or such longer period as may reasonably be required, provided Debtor commences a cure within such 30 day-period and diligently pursues such cure thereafter.

               7.03 Representations, Warranties. If any representation, warranty or certificate furnished by the Debtor under or in connection with this Security Agreement shall, at any time, be materially false or incorrect.


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         Section 8. Secured Party's Rights Upon Default. Upon the occurrence of a Default hereunder, or at any time thereafter, that such Default remains uncured, the Secured Party may immediately and without further notice do any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to the Secured Party under the Note and Purchase Agreement.

               8.01 Uniform Commercial Code Rights. Exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code, including the right to require the Debtor to assemble the Collateral and make it available to the Secured Party at a place reasonably convenient to the parties.

               8.02 Operation of Collateral. Operate, utilize and/or refurbish (at the Secured Party's sole option and discretion and in any manner) any of the Collateral which is Equipment, for the purpose of enhancing or preserving the value thereof or the value of any other Collateral.

               8.03 Notification of Account Debtors. Notify the account debtors for any of the Accounts that such Accounts have been assigned to the Secured Party and that payments are to be made directly to the Secured Party, or to such post office box as the Secured Party may direct. The Debtor shall not compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any Account without the prior written consent of the Secured Party.

               8.04 Sale of Collateral. Upon ten (10) calendar days' prior written notice to the Debtor, which the Debtor hereby acknowledges to be sufficient, commercially reasonable and proper, sell, lease or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof and apply the proceeds of any such sale first to the Secured Party's expenses in preparing the Collateral for sale (including reasonable attorneys' fees) and second to the complete satisfaction of the Obligations. The Debtor waives the benefit of any marshaling doctrine with respect to the Secured Party's exercise of its rights hereunder. The Debtor grants a royalty-free license to the Secured Party for all patents, service marks, trademarks, tradenames, copyrights, computer programs and other intellectual property and proprietary rights sufficient to permit Secured Party to exercise all rights granted to Secured Party under this Section, such license to expire automatically upon satisfaction of all the Obligations.

         Section 9. Notices. Any written notices required or permitted by this Security Agreement shall be effective if delivered in accordance with the Financing Documents.

         Section 10. Miscellaneous.

               10.01 No Waiver. No delay or omission by the Secured Party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any further exercise thereof or the exercise of any other right or remedy.


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               10.02 Preservation of Rights. The Secured Party shall have no obligation or responsibility to take any steps to enforce or preserve rights against any parties to any Account and such obligation and responsibility shall be those of the Debtor exclusively.

               10.03 Successors. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the Secured Party and the Debtor and their respective successors and assigns, provided that the Debtor's obligations hereunder may not be assigned without the written consent of the Secured Party.

               10.04 Amendments. No modification, rescission, waiver, release or amendment of any provisions of this Security Agreement shall be effective unless set forth in a written agreement signed by the Debtor and an authorized officer of the Secured Party.

               10.05 Governing Law. This Security Agreement shall be construed under the internal laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

               10.06 Severability. If any provision of this Security Agreement shall be held I invalid or unenforceable under applicable law in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or the validity or enforceability of and other provision of this Security Agreement that can be given effect without such invalid or unenforceable provision.

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed and delivered by their authorized officers the day and year first above written.

                                       TRIMEDIA ENTERTAINMENT GROUP, INC.,
                                       a Delaware corporation

                                       By: /s/Christopher Schwartz
                                       Name:  Chris Schwartz
                                       Title: Chief Executive Officer


                                       IL RESOURCES, LLC a Delaware
                                       limited liability company

                                       By: /s/Howard Appel
                                       Name:  Howard Appel
                                       Title: President, 1025 Investments, Inc.,
                                              Managing Member




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                                    EXHIBIT A


Location of books and records:               1080 N. Delaware Avenue, 8th Floor,
                                             Philadelphia, PA 19125

Location of chief executive office:          1080 N. Delaware Avenue, 8th Floor,
                                             Philadelphia, PA 19125

Location of Inventory and Equipment:         1080 N. Delaware Avenue, 8th Floor,
                                             Philadelphia, PA19125


                                             101 Charles Street, Bryn Mawr, PA

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